Exhibit 32

UNISOURCE ENERGY CORPORATION

TUCSON ELECTRIC POWER COMPANY

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STATEMENTS OF CORPORATE OFFICERS
(Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)
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Each of the undersigned, James S. Pignatelli, Chairman of the Board, President and Chief Executive Officer of UniSource Energy Corporation and Tucson Electric Power Company (each a “Company”), and Kevin P. Larson, Vice President, Treasurer and Chief Financial Officer of each Company, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that each Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of such Company.

May 5, 2006

/s/ James S. Pignatelli
James S. Pignatelli Chairman of the Board, President and Chief Executive Officer UniSource Energy Corporation Tucson Electric Power Company
/s/ Kevin P. Larson
Kevin P. Larson Senior Vice President, Treasurer and Chief Financial Officer UniSource Energy Corporation Tucson Electric Power Company